Exhibit 10.4

Date: January 16, 2024

Loeb Term Solutions LLC (“LTS”)

8609 W. Bryn Mawr, Suite 208

Chicago, IL 60631

RE: iBio, Inc., a Delaware corporation (the “Debtor”)

Ladies and Gentlemen:

The undersigned (collectively, jointly and severally, “Indemnitor”) are entering into this Indemnification Agreement (this “Agreement”) to induce LTS to extend or continue to extend financial accommodations to or for the benefit of the Debtor pursuant to the terms of a Term Promissory Note dated as of the approximate date hereof and a Credit and Security Agreement dated as of the approximate date hereof between LTS and Debtor, as may be amended or restated (collectively the “Credit Agreement”). All obligations of the Debtor to LTS arising under the Credit Agreement are hereinafter referred to as the “Obligations”. Any capitalized term not defined herein shall have the meaning ascribed thereto in the Credit Agreement.

Indemnitor indemnifies LTS from any loss or damage, including any actual, consequential or incidental loss or damage, including but not limited to costs, expenses and reasonable attorneys’ fees, suffered by LTS as a result of, or arising out of, the following:

i.

any willful or intentional misrepresentation or gross negligence by Debtor in connection with the Loan, including but not limited to the Debtor’s representations concerning the ownership and liens on the equipment portion of the Collateral;

ii.	any acts of fraud, conversion, misappropriation or misapplication of funds or proceeds of any Collateral by Debtor or Indemnitor;
iii.	any unauthorized, consensual and intentional transfer, assignment, sale, encumbrance or lien of any Collateral for the Loan, if not expressly permitted by the Credit Agreement;
iv.	any waste to the Collateral, caused by the intentional, consensual, willful, wanton or tortious act or omission of Debtor or Indemnitor,
v.	the removal or disposal of any portion of the Collateral in contravention of the Credit Agreement; or
vii.	Indemnitor asserts any claim, defense, or offset against LTS that Indemnitor has waived or agreed not to assert.

Indemnitor obligations hereunder shall not be affected by, and Indemnitor waives any and all claims and defenses arising out of, any of the following:

●	Any failure to perfect or continue the perfection of any security interest in or other lien upon any Collateral.
●	The invalidity, unenforceability, impropriety of manner of enforcement of, or loss or change in priority of, any security interest or lien in the Collateral.
●	The failure to protect, preserve or insure any Collateral.
●	Any failure of the Indemnitor to receive notice of presentment, demand, protest, default, non-payment, partial payment, any intended disposition of any of the Collateral, the acceptance of this Agreement or the Credit Agreement, any extension of credit by LTS to Debtor, and all other notices to which Indemnitor might be otherwise entitled.

●	Any failure or omission by LTS in enforcing LTS’s claims against the Debtor or the Collateral.
●	Any amendment, release, settlement or compromise of the Obligations.
●	Any amendment, modification or termination of the Credit Agreement or related documents.
●	The invalidity or unenforceability of the Obligations.
●	The filing of an insolvency proceeding by or against Debtor.

This Agreement shall remain in full force and effect until the later to occur of termination of the Credit Agreement or repayment in full of the Obligations.

In the event of any litigation arising hereunder, the prevailing party shall recover its attorney’s fees and expenses from the unsuccessful party. Any action arising hereunder may, at LTS’s election, be prosecuted in any court located in Illinois (the “Acceptable Forums”). We agree that such forum in convenient to us and we submit to such jurisdiction and waive any objections to jurisdiction or venue. Should we commence an action in any other forum; we waive any right to oppose LTS’s motion or application to transfer such proceeding to a court in the Acceptable Forums.

WE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT WE MAY HAVE TO TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF EITHER PARTY. WE ACKNOWLEDGE THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO LTS IN EXTENDING CREDIT OR CONTINUING TO EXTEND FINANCIAL ACCOMMODATIONS TO THE DEBTOR, THAT LTS WOULD NOT HAVE EXTENDED SUCH CREDIT OR FINANCIAL ACCOMMODATIONS WITHOUT THIS JURY TRIAL WAIVER, AND THAT WE HAVE BEEN REPRESENTED BY AN ATTORNEY OR HAVE HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTAND THE LEGAL EFFECT OF THIS WAIVER.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Each party acknowledges that is has reviewed this Agreement, and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Delivery of this Agreement or an executed counterpart hereof shall be deemed a good and valid execution and delivery hereof or thereof.

Name:	Martin Brenner	Name:	Felipe Duran
Address:	11750 Sorrento Valley Road	Address:	11750 Sorrento Valley Road
	Suite 200		Suite 200
	San Diego, CA 92121		San Diego, CA 92121

Sincerely,

/s/ Martin Brenner	/s/ Felipe Duran
Martin Brenner, Individually	Felipe Duran, Individually